UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017 (May 25, 2017)

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36439	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

At a special meeting of stockholders of Transgenomic, Inc. (the “Company”) held on October 31, 2016 (the “Special Meeting”), the stockholders of the Company approved the authorization of the Board of Directors of the Company (the “Board”) to, in its discretion, amend the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse split of the Company’s common stock, par value $0.01 (the “Common Stock”), at a ratio of between one-for-ten to one-for-thirty, with such ratio to be determined by the Board. On May 24, 2017, the Board determined to set the reverse stock split ratio at one-for-thirty (the “Reverse Stock Split”), with a planned effective date of 5:00 p.m., New York City time, on June 5, 2017 (the “Effective Time”).

At the Effective Time, every 30 shares of Common Stock issued and outstanding will be automatically combined into one share of issued and outstanding Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

After giving effect to the Reverse Stock Split at the Effective Time, the Common Stock and outstanding preferred stock, $0.01 par value per share (the “Preferred Stock”), will have the same proportional voting rights and rights to dividends and distributions and will be identical in all other respects to the rights of the Common Stock and Preferred Stock as of immediately prior to the Effective Time (with the conversion rate of the outstanding Series A Convertible Preferred Stock being proportionately reduced), except for immaterial changes and adjustments resulting from the treatment of fractional shares.

Wells Fargo Bank, N.A. will act as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares following the Reverse Stock Split.

In addition, appropriate adjustments will be made to outstanding warrants and pursuant to the terms of the Company’s 2006 Equity Incentive Plan and the 2017 Stock Option and Incentive Plan, appropriate adjustments will be made to outstanding awards under such plans, in each case to preserve the rights of the holders of such warrants and awards following the Reverse Stock Split.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” of the Company, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 13, 2017. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this Current Report on Form 8-K is as of the date of this report and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

On May 25, 2017, Transgenomic issued a press release announcing the Board’s approval of the reverse stock split ratio. The press release is furnished as Exhibit 99.1.

Item 8.01.	Other Events

The information disclosed in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

Date: May 25, 2017	By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 25, 2017.